                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                SURMODICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 SURMODICS, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 28, 2002, at 4:00 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

         1.       To set the number of directors at eight (8).

         2.       To elect Class III directors.

         3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on December 7, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Dale R. Olseth
                                      Chairman and Chief Executive Officer

Eden Prairie, Minnesota
December 14, 2001

                                SURMODICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 2002



                                 PROXY STATEMENT



                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of SurModics, Inc. ("the Company") for use at the Annual Meeting of Shareholders to be held on January 28, 2002, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about December 14, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed December 7, 2001, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 7, 2001, 16,782,091 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of December 7, 2001. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

          NAME AND ADDRESS OF                    NUMBER OF SHARES                  PERCENT OF
            BENEFICIAL OWNER                    BENEFICIALLY OWNED                 CLASS (1)
            ----------------                    ------------------                 ---------
Dale R. Olseth                                      1,322,000 (2)                     7.8%
9924 West 74th Street
Eden Prairie, MN 55344

David A. Koch                                       1,002,960 (3)                     6.0%
9924 West 74th Street
Eden Prairie, MN  55344

-----------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 7, 2001, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes 5,000 shares held by Mr. Olseth's wife and 188,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date.

(3) Includes 46,400 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date, 50,000 shares held by the Greycoach Foundation, over which Mr. Koch has shared voting and investment power, and 142,000 shares held by a Trust for the benefit of Mr. Koch's wife and children. Mr. Koch is one of the Trustees of such Trust and has shared voting and dispositive powers over the shares held by the Trust.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of December 7, 2001, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

             NAME OF BENEFICIAL                              NUMBER OF SHARES                  PERCENT OF
         OWNER OR IDENTITY OF GROUP                         BENEFICIALLY OWNED                 CLASS (1)
         ---------------------------                        ------------------                 ----------
        Dale R. Olseth                                          1,322,000 (2)                      7.8%
        David A. Koch                                           1,002,960 (3)                      6.0%
        Patrick E. Guire, Ph.D.                                   354,776 (4)                      2.1%
        Kendrick B. Melrose                                       311,108 (5)                      1.9%
        James C. Powell                                           193,661 (6)                      1.2%
        James J. Grierson                                         161,172 (7)                       *
        Stephen C. Hathaway                                       140,672 (8)                       *
        Walter H. Diers, Jr.                                       88,800 (9)                       *
        Donald S. Fredrickson, M.D.                                67,800 (10)                      *
        Kenneth H. Keller, Ph.D.                                   37,400 (11)                      *
        John A. Meslow                                             33,000 (12)                      *
        All officers and directors
         as a group (12 persons)                                3,790,639 (13)                    21.7%

-----------------
*        Less than 1%

(1)      See footnote (1) to preceding table.

(2)      See footnote (2) to preceding table.

(3)      See footnote (3) to preceding table.

(4) Includes 132,000 shares held by Mr. Guire's wife and 64,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date.

(5) Includes 46,400 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date and 27,643 shares held by the Kendrick B. Melrose Family Foundation.

(6) Includes 500 shares held by Mr. Powell's wife and 76,200 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

(7) Includes 46,400 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date.

(8) Includes 72,700 shares which may be acquired upon exercise of stock options which are exercisable as of December 7, 2001 or within 60 days of such date.

(9) Includes 20,800 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

(10) Includes 2,800 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

(11) Includes 36,600 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

(12) Includes 5,000 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

(13) Includes 654,100 shares which may be purchased upon exercise of options which are exercisable as of December 7, 2001 or within 60 days of such date.

                              ELECTION OF DIRECTORS
                              (PROPOSALS #1 AND #2)

GENERAL INFORMATION

         The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined by the shareholders. The Board of Directors recommends that the number of directors be set at eight. The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class III will be elected at the Annual Meeting. The Class III directors will be elected to a three-year term and, therefore, will hold office until the Company's 2005 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The terms of Class I and II directors continue until 2003 and 2004, respectively.

         The Board of Directors nominates Dale R. Olseth, Kenneth H. Keller and David A. Koch for re-election as Class III directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or both nominees. If, prior to the meeting, it should become known that either of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve. Under applicable Minnesota law, approval of the proposal to set the number of directors at eight, as well as the election of each Class III nominee, requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,195,524 shares.

         The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

                     Name                           Age             Position with Company
                     ----                           ---             ---------------------
    Dale R. Olseth                                   71        Chairman and Chief Executive Officer
    Patrick E. Guire, Ph.D.                          65        Senior Vice President and Chief
                                                               Scientific Officer and Director
    Donald S. Fredrickson, M.D. (1)                  77        Director
    James J. Grierson (2)                            59        Director
    Kenneth H. Keller, Ph.D. (1)(2)                  67        Director
    David A. Koch (1)(2)                             71        Director
    Kendrick B. Melrose (1)(2)                       61        Director
    John A. Meslow (1)                               62        Director

-----------------

(1)      Member of the Compensation Committee.

(2)      Member of the Audit Committee.

         DALE R. OLSETH (Class III) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986. From 1971 to 1976, Mr. Olseth served as President and Chief Executive Officer of Tonka Corporation.

         PATRICK E. GUIRE, PH.D. (Class I) is a co-founder of the Company and has served as Senior Vice President and Chief Scientific Officer and a director since 1980. Dr. Guire is responsible for the research affairs of the Company. Prior to founding SurModics, Dr. Guire was employed by Kallestad Laboratories, Inc. as a senior scientist from 1978 to 1979 and was a researcher at the Midwest Research Institute, Inc. in Kansas City, Missouri from 1972 to 1978.

         DONALD S. FREDRICKSON, M.D. (Class I) was elected a director of the Company in 1991. He has served as President and Chief Executive Officer of D.S. Fredrickson Associates, Inc., an international medical research and biomedical consulting firm since 1987. Dr. Fredrickson served as Vice President, President and Chief Executive Officer during his tenure at the Howard Hughes Medical Institute in Washington D.C. from 1983 to 1987. During 1982 and 1983, he served as a scholar-in-residence at the National Academy of Sciences of the United States of America. From 1975 to 1981, he served as the Director of the National Institutes of Health.

         JAMES J. GRIERSON (Class II) was elected a director of the Company in 1988. He served as Vice President of Business Development for Honeywell, Inc. from 1992 until his retirement in 1996. He was Vice President of Finance for Honeywell from 1987 to 1992 and its Vice President and Treasurer from 1982 to 1987.

         KENNETH H. KELLER, PH.D. (Class III) was elected a director of the Company in 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the twelfth President of the University in 1985, a position he held until 1988, when he moved to Princeton University as a Visiting Fellow.

         DAVID A. KOCH (Class III) was elected a director of the Company in 1988. He has served as the Chairman of Graco Inc. since 1985, as its Chief Executive Officer from 1985 to 1996 and as its President and Chief Executive Officer from 1962 to 1985.

         KENDRICK B. MELROSE (Class II) was elected a director of the Company in 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, and served as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc.

         JOHN A. MESLOW (Class I) was elected a director of the Company in 2000. He served as Senior Vice President and President - Neurological Business of Medtronic, Inc. from 1985 until his retirement in 2000.

COMMITTEE AND BOARD MEETINGS

         The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee met twice during fiscal 2001. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's employee stock plans. The Compensation Committee did not have a formal meeting during the year.

         During fiscal 2001, the Board of Directors held seven formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of committee(s) of which he was a member except Kenneth H. Keller, Ph.D. attended 56%, Kendrick B. Melrose attended 66% and Patrick E. Guire attended 71%.

DIRECTORS FEES

         Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with non-qualified stock options as determined by the Board of Directors from time to time. The non-employee directors currently hold non-qualified stock options to purchase an aggregate of 218,400 shares of Common Stock. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire ten years after the date of grant. Such options vest over five year periods commencing on the date of grant. In addition, Messrs. Grierson, Meslow, and Fredrickson are reimbursed for their travel-related expenses incurred in attending meetings of the Board of Directors.

                             AUDIT COMMITTEE REPORT

         The Board of Directors maintains an Audit Committee comprised of four of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited financial statements with management;

         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

         (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission.

                                MEMBERS OF THE AUDIT COMMITTEE:
                                     James J. Grierson, Chairman
                                     Kenneth H. Keller, Ph.D.
                                     David A. Koch
                                     Kendrick B. Melrose

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation Committee Interlocks and Insider Participation

         The Compensation Committee ("Committee") of the Board of Directors of the Company is currently composed of five of the Company's outside directors. None of the members of the Committee is an employee or executive officer of the Company. During the fiscal year ended September 30, 2001, Dale R. Olseth, the Company's Chief Executive Officer, served as the chairman of the compensation committee of The Toro Company. Kendrick B. Melrose, a member of the Committee, serves as the Chief Executive Officer of The Toro Company.

         Compensation Philosophy

         The Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of executive officers and employees with those of shareholders. The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits and long-term incentive opportunities in the form of stock options, restricted stock grants and stock ownership. The Committee's position is that stock ownership by executive officers and employees is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

         Base Salary

         Base salaries for executive officers of the Company are reviewed by the Committee. The Committee assesses the executive officer's level of responsibility, experience, individual performance, and accountabilities relative to other Company executive officers and external market practices. The Company's annual base salaries for its executive officers are generally conservative when compared to base salaries offered by comparable companies. However, the Committee believes that executive officers' base salaries, when combined with incentive plans based on the Company's financial performance, are generally competitive with compensation levels at comparable companies. The Company's pay-for-performance philosophy places a substantial portion of executive officers' total compensation "at risk" while providing compensation opportunities which are comparable to the market levels.

         Incentives

         The Company may grant some executive officers long-term awards, including performance awards, stock options, and restricted stock. The purposes of the awards are to:

         (i) focus executives on the achievement of performance objectives that enhance shareholder value;

         (ii) emphasize the importance of balancing present business needs and long-term goals critical to the future success of the Company; and

         (iii) attract and retain executive officers of superior ability.

         Annual Incentive Plan. The Company has adopted a cash bonus plan that enables the Company's employees, including its executive officers, to earn an additional percentage of their annual base salary based on the achievement of certain financial goals by the Company. Pursuant to this plan, executive officers may earn up to an additional 32% of their respective annual base salaries if the goals are met. The actual percentage award for all employees is determined based on the achievement of certain revenue and operating income goals for the fiscal year.

         1997 Incentive Stock Option Plan. Under the Company's 1997 Incentive Stock Option Plan, 1.2 million shares of Common Stock were reserved for issuance to executive officers and employees. The 1997 Plan requires that the option price per share must be at least 100% of the fair market value of the Common Stock on the date of the option grant. Options typically expire seven years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year commencing one year after the date of grant.

         Nonqualified Stock Option Plan. Under the Company's Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options are granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing two years after the date of grant.

         Restricted Stock Plan. Under the Company's Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant.

         General

         The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company also maintains a 401(k) savings plan in which all qualified employees, including the executive officers, may participate. The Company provides matching contributions to the savings plan for all participating employees, allowing such employees to earn up to an additional 3% of their annual base salary. In addition, the Company maintains a Stock Purchase Plan that permits qualified employees, including executive officers, to purchase stock of the Company at favorable prices. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2001.

         Chief Executive Officer Compensation

         Dale R. Olseth served as the Company's Chief Executive Officer in fiscal 2001. His annual base salary and eligibility for annual incentives, set forth in the following tables, were determined in accordance with the policies described above as applicable to all executive officers.

         Other

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly-held corporation to $1 million. In fiscal 2001, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1 million and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                MEMBERS OF THE COMPENSATION COMMITTEE:
                                     John A. Meslow, Chairman
                                     Donald S. Fredrickson, M.D.
                                     Kenneth H. Keller, Ph.D.
                                     David A. Koch
                                     Kendrick B. Melrose

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-term
                                                    Annual Compensation               Compensation
                                                    -------------------               ------------

                                                                                       Securities
        Name and Principal                    Fiscal      Salary       Bonus       Underlying Options      All Other
            Position                          Year         ($)         ($)(1)         (# of shares)     Compensation (2)
      ----------------------                  ----         ---         ------         -------------     ----------------
Dale R. Olseth,                               2001     $ 168,305      $ 21,978                0             $ 3,177
   Chairman and Chief Executive Officer       2000     $ 150,724      $ 46,440           20,000             $ 3,203
                                              1999     $ 132,088      $ 27,596           15,000             $ 6,148

James C. Powell,                              2001     $ 155,430      $ 19,980                0             $ 3,366
   President and Chief Operating  Officer     2000     $ 135,655      $ 41,796           20,000             $ 3,292
                                              1999     $ 122,500      $ 28,800           15,000             $ 5,871

Stephen C. Hathaway,                          2001     $ 124,539      $ 15,984                0             $ 3,655
   Vice President and Chief Financial         2000     $ 113,052      $ 34,830           12,000             $ 3,392
   Officer                                    1999     $ 107,082      $ 25,200            8,000             $ 5,488

Patrick E. Guire, Ph.D.,                      2001     $ 103,003      $ 13,221                0             $ 3,030
   Senior Vice President and Chief            2000     $  97,480      $ 30,034                0             $ 2,803
   Scientific Officer                         1999     $  93,344      $ 20,880                0             $ 4,781

Walter H. Diers, Jr.,                         2001     $ 107,176      $ 13,986                0             $ 3,215
   Vice President of Corporate Development    2000     $  95,479      $ 44,417           12,000             $ 2,865
                                              1999     $  89,676      $ 20,644            8,000             $ 4,641

-----------------
(1) Represents amounts earned under a bonus plan for the Company's officers enabling them to receive a payout of up to 32% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year.

(2)      Represents contributions made by the Company under its 401(k) plan.

OPTION/SAR GRANTS DURING 2001 FISCAL YEAR

         The Company did not grant stock options to the Named Executive Officers during the fiscal year ended September 30, 2001. The Company has not granted stock appreciation rights.



AGGREGATED OPTION/SAR EXERCISES DURING 2001 FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information related to the exercise of stock options during fiscal 2001 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

                                                                NUMBER OF UNEXERCISED
                                                                SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-
                                                                  OPTIONS AT 9/30/01         MONEY OPTIONS AT 9/30/01(1)
                                                             ----------------------------   ------------------------------
                               SHARES
                              ACQUIRED         VALUE
NAME                         ON EXERCISE     REALIZED(2)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                         -----------     -----------     -----------    -------------    -----------     -------------
Dale R. Olseth                    N/A            N/A            188,000        42,000         $6,866,974       $1,100,271

James C. Powell                  3,000          $54,750          76,200        42,000         $2,689,689       $1,100,271

Stephen C. Hathaway             56,500       $1,567,375          64,300        47,200         $2,309,959       $1,491,838

Patrick E. Guire, Ph.D.         18,000         $533,250          64,000         4,000         $2,388,550         $144,300

Walter H. Diers, Jr.            18,000         $457,750          20,800        23,200           $697,509         $593,038

--------------
(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 28, 2001 on the Nasdaq National Market was $39.95.

(2) Value is equal to the difference between the closing price as quoted on the Nasdaq National Market on the date of exercise and the option exercise price per share multiplied by the number of shares to which the exercise relates.

STOCK PERFORMANCE CHART

         The following chart compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies). The comparison assumes $100 was invested on March 3, 1998 (the date of the Company's initial public offering) and assumes reinvestment of dividends.


             COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SURMODICS,
      THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ MEDICAL INDUSTRY INDEX
                   (MEDICAL DEVICES, INSTRUMENTS AND SUPPLIES)


                                  [LINE GRAPH]

                  March 3,      September 30,       September 30,       September 29,      September 28,
                   1998             1998                1999                2000               2001
                   ----             ----                ----                ----               ----
SurModics          $100             $103               $198                 $730              $1,065
Nasdaq US          $100             $ 97               $158                 $210              $   86
Nasdaq Medical     $100             $ 85               $121                 $166              $  122

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Patrick E. Guire was late filing a form reporting five transactions.


                          INDEPENDENT PUBLIC ACCOUNTANT

         Arthur Andersen LLP acted as the Company's independent public accountant for fiscal 2001. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.

         AUDIT FEES. The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2001 and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $65,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Arthur Andersen LLP did not bill any fees for financial information systems design and implementation during fiscal 2001.

         ALL OTHER FEES. The aggregate fees billed by Arthur Andersen LLP for all other non-audit services rendered to the Company during fiscal 2001, primarily fees for tax-related services, were $40,700.

         The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Arthur Andersen LLP's independence and has determined that such services have not adversely affected Arthur Andersen LLP's independence.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 annual meeting of shareholders must be received by the Company by August 16, 2002, to be considered for inclusion in the Company's proxy statement and related proxy for the 2003 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after October 30, 2002, then management named in the Company's proxy form for the 2002 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 2001, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                    FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBITS(S) SHOULD BE DIRECTED TO MR. STEPHEN C. HATHAWAY, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Dale R. Olseth
                                   Chairman and Chief Executive Officer

Dated: December 14, 2001
       Eden Prairie, Minnesota

                                 SURMODICS, INC.
                            PROXY FOR ANNUAL MEETING
                           Of Shareholders To Be Held
                                January 28, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints DALE R. OLSETH and STEPHEN C. HATHAWAY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 4:00 p.m. (Minneapolis time) on January 28, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.




               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED




                                        SURMODICS, INC. 2002 ANNUAL MEETING
                     The Board of Directors recommends that you vote FOR each proposal below.

1.  Set the number of directors at eight (8).                                    [ ]  FOR     [ ] AGAINST     [ ] ABSTAIN

2.  Elect Class III directors: 1 - Dale R. Olseth                                [ ] FOR all nomi-      [ ] WITHHOLD AUTHORITY
                            2 - Kenneth H. Keller                                    nees listed to the     to vote for all nominees
                            3 - David A. Koch                                        left (except as        listed to the left.
                                                                                     Specified below).
(Instructions:  To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the box provided to the right).
                                                                                 [__________________________________________]

3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate box.
Indicate changes below:
Address Change?  [ ]     Name Change?  [ ]      Date______________                  NO. OF SHARES

                                            Attending Meeting?  [ ]              [__________________________________]
                                                                                 Signature(s) in Box
                                                                                 PLEASE DATE AND SIGN ABOVE
                                                                                 exactly as name appears at the
                                                                                 left indicating, where appropriate,
                                                                                 official position or representative
                                                                                 capacity.  For stock held in
                                                                                 joint tenancy, each joint tenant
                                                                                 should sign.